UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 9, 2010

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Items

On March 9, 2010, NutraCea completed the Asset Purchase Agreement (the “Purchase Agreement”) with Kerry Inc. (“Kerry”) whereby Kerry purchased certain assets and assumed certain obligations of NutraCea related to NutraCea’s existing cereal business (the “Business”).  Kerry paid an aggregate purchase price equal to $3,900,000 plus $272,000 for NutraCea’s inventory related to the Business.  NutraCea paid a finder’s fee equal to $200,000 in connection with the transaction.

Furthermore, NutraCea agreed that it will not process or sell certain cereal products for a period of five (5) years from the closing of the Purchase Agreement.  The sale of the Business allows Nutracea to concentrate on its core businesses of stabilized rice bran, rice bran oil and nutraceutical and pharmaceutical applications derived from stabilized rice bran.

In addition, on March 9, 2010, NutraCea and Kerry entered into a Toll Processing Agreement which provides that until the earlier of (1) the date Kerry begins production of cereal products using the assets purchased under the Purchase Agreement or (2) October, 31, 2010, NutraCea will produce for Kerry cereal products at NutraCea’s Dillon, Montana plant.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release dated March 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: March 10, 2010	By:	/s/ W. John Short
W. John Short
Chief Executive Officer
(Duly Authorized Officer)